Exhibit 99.1

H.J. Heinz Company and Kraft Foods Group Sign Definitive Merger Agreement to Form The Kraft Heinz Company

Combination Creates Unparalleled Portfolio of Powerful and Iconic Brands

•	Merger will create the 3rd largest food and beverage company in North America and the 5th largest food and beverage company in the world.

•	Combined company to be named The Kraft Heinz Company and to be co-headquartered in Pittsburgh and the Chicago area.

•	The new company will have revenues of approximately $28 billion with eight $1+ billion brands and five brands between $500 million-$1 billion.

•	Stock and cash transaction, with Kraft shareholders to receive a special cash dividend of $16.50 per share upon closing and stock in the combined company representing a 49% stake in the new company.

•	Berkshire Hathaway and 3G Capital will invest an additional $10 billion in The Kraft Heinz Company; existing Heinz shareholders will collectively own 51% of the new company.

•	Significant synergy opportunities with strong platform for organic growth in North America, as well as global expansion, by combining Kraft’s brands with Heinz’s international platform.

•	The Kraft Heinz Company is fully committed to maintaining an investment grade rating; Company plans to maintain Kraft’s current dividend per share, which is expected to increase over time.

•	Investment community conference call at 8:30 a.m. EDT; Media conference call at 10:00 a.m. EDT.

PITTSBURGH, Pa. and NORTHFIELD, Ill. – March 25, 2015 – H.J. Heinz Company and Kraft Foods Group, Inc. (NASDAQ: KRFT) today announced that they have entered into a definitive merger agreement to create The Kraft Heinz Company, forming the third largest food and beverage company in North America with an unparalleled portfolio of iconic brands.

Under the terms of the agreement, which has been unanimously approved by both Heinz and Kraft’s Boards of Directors, Kraft shareholders will own a 49% stake in the combined company, and current Heinz shareholders will own 51% on a fully diluted basis. Kraft shareholders will receive stock in the combined company and a special cash dividend of $16.50 per share. The aggregate special dividend payment of approximately $10 billion is being fully funded by an equity contribution by Berkshire Hathaway and 3G Capital.

The proposed merger creates substantial value for Kraft shareholders. The special cash dividend payment represents 27% of Kraft’s closing price as of March 24, 2015. Also, by continuing to own shares of the new combined company, Kraft shareholders will have the opportunity to participate in the new company’s long-term value creation potential.

Global Brand Portfolio Powerhouse

The combination of these iconic food companies joins together two portfolios of beloved brands, including Heinz, Kraft, Oscar Mayer, Ore-Ida and Philadelphia. Together the new company will have eight $1+ billion brands and five brands between $500 million and $1 billion. The complementary nature of the two brand portfolios presents substantial opportunity for synergies, which will result in increased investments in marketing and innovation.

Alex Behring, Chairman of Heinz and the Managing Partner at 3G Capital, said, “By bringing together these two iconic companies through this transaction, we are creating a strong platform for both U.S. and international growth. Our combined brands and businesses mean increased scale and relevance both in the U.S. and internationally. We have the utmost respect for the Kraft business and its employees, and greatly look forward to working together as we integrate the two companies.”

Warren Buffett, Chairman and CEO of Berkshire Hathaway said, “I am delighted to play a part in bringing these two winning companies and their iconic brands together. This is my kind of transaction, uniting two world-class organizations and delivering shareholder value. I’m excited by the opportunities for what this new combined organization will achieve.”

“Together we will have some of the most respected, recognized and storied brands in the global food industry, and together we will create an even brighter future,” said John Cahill, Kraft Chairman and Chief Executive Officer. “This combination offers significant cash value to our shareholders and the opportunity to be investors in a company very well positioned for growth, especially outside the United States, as we bring Kraft’s iconic brands to international markets. We look forward to uniting with Heinz in what will be an exciting new chapter ahead.”

“We are thrilled about the unique opportunities this merger will create for our consumers worldwide, as well as our employees and business partners. Together, Heinz and Kraft will be able to achieve rapid expansion while delivering the quality, brands and products that our consumers love,” said Bernardo Hees, Heinz Chief Executive Officer. “Over the past two years, we have transformed Heinz into one of the most efficient and profitable food companies in the world while reinvesting behind our key brands and continuing our relentless commitment to quality and innovation.”

Management and Governance

When the transaction closes, Alex Behring, Chairman of Heinz and the Managing Partner at 3G Capital, will become the Chairman of The Kraft Heinz Company. John Cahill, Kraft Chairman and Chief Executive Officer, will become Vice Chairman and chair of a newly formed operations and strategy committee of the Board of Directors.

Bernardo Hees, Chief Executive Officer of Heinz, will be appointed Chief Executive Officer of The Kraft Heinz Company. The new executive team for the combined global company will be announced during the transition period, but no later than transaction closing.

The Board of Directors of the combined company will consist of five members appointed by the current Kraft Board, as well as the current Heinz Board, including three members from Berkshire Hathaway and three members from 3G Capital.

Long-Term Ownership

3G Capital and its principals have a proven track record of investing in and growing iconic brands. In previous transactions over the years, 3G has partnered with other long-term investors to build significant shareholder value by driving innovation and growth and expanding the international reach of its companies and brands.

Berkshire Hathaway and 3G Capital have a history of successful partnerships and are committed to long-term ownership of The Kraft Heinz Company as it strengthens its leadership position in the industry.

Commitment to Communities

The Kraft Heinz Company will be co-headquartered in Pittsburgh and the Chicago area.

Understanding the need to preserve both Heinz and Kraft’s heritage in their respective hometowns of Pittsburgh and the Chicago area, the new company is committed to supporting local charities and community relationships in the communities in which they operate.

Structure, Terms and Synergies

Existing Heinz shareholders will have a 51% ownership stake in the combined company, and existing Kraft shareholders will have a 49% ownership stake on a fully diluted basis. Each share of Kraft will be converted into one share of The Kraft Heinz Company.

The significant synergy potential includes an estimated $1.5 billion in annual cost savings implemented by the end of 2017. Synergies will come from the increased scale of the new organization, the sharing of best practices and cost reductions.

The transaction is expected to be EPS accretive by 2017. Once the transaction is complete, The Kraft Heinz Company plans to maintain Kraft’s current dividend per share, which is expected to increase over time. Kraft has no plans to change its dividend prior to closing.

The special cash dividend of $10 billion in the aggregate to existing Kraft shareholders will be paid upon closing and will be funded by an equity investment by Berkshire Hathaway and 3G Capital. Shares of the company will continue to be publicly traded.

As the cash consideration is fully funded by common equity from Berkshire Hathaway and 3G Capital, the merger is not expected to increase the debt levels of The Kraft Heinz Company. The Company is fully committed to deleveraging in a timely manner and to maintaining an investment grade rating going forward.

Approvals

The transaction is subject to approval by Kraft shareholders, receipt of regulatory approvals and other customary closing conditions and is expected to close in the second half of 2015.

Advisors

Lazard served as exclusive financial advisor for Heinz, and Cravath, Swaine & Moore and Kirkland and Ellis acted as legal advisors.

Centerview Partners LLC served as exclusive financial advisor for Kraft, and Sullivan & Cromwell acted as legal advisor.

Investor Call Details

Kraft and Heinz will host a conference call with investors to discuss the announcement at 8:30 a.m. EDT.

Live Event Dial-in Details:

•	Participant Toll-Free Dial-In Number: (888) 350-0137

•	Participant International Dial-In Number: +1 (970) 315-0478

•	Access code: 14828205

To ensure timely access, participants should dial in approximately 10 minutes before the call starts. A listen-only webcast will be available in the Investor Center section of Kraft’s Web site at ir.kraftfoodsgroup.com under “Events & Presentations.”

A replay of the conference call will be available until April 5, 2015, by calling (855) 859-2056 from the United States and Canada or +1 (404) 537-3406 from other locations. The access code for the replay is 14828205. An archive of the webcast will be available for one year following the conference call on Kraft’s Web site.

Media Conference Call Details

There will be a call for media on Wednesday, March 25, 2015, at 10:00 a.m. EDT.

Dial-in Details:

•	Participant Toll-Free Dial-In Number: (866) 966-5335

•	Participant International Dial-in Number: +44 (0) 20 3003 2666

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ABOUT HEINZ

H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrées, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

ABOUT KRAFT FOODS GROUP

Kraft Foods Group, Inc. (NASDAQ: KRFT) is one of North America’s largest consumer packaged food and beverage companies, with annual revenues of more than $18 billion. The company’s iconic brands include Kraft, Capri Sun, Jell-O, Kool-Aid, Lunchables, Maxwell House, Oscar Mayer, Philadelphia, Planters and Velveeta. Kraft’s 22,000 employees in the U.S. and Canada have a passion for making the foods and beverages people love. Kraft is a member of the Standard & Poor’s 500 and the NASDAQ-100 indices. For more information about Kraft, visit www.kraftfoodsgroup.com and www.facebook.com/kraft.

ABOUT BERKSHIRE HATHAWAY

Berkshire Hathaway and its subsidiaries engage in diverse business activities including property and casualty insurance and reinsurance, utilities and energy, freight rail transportation, finance, manufacturing, retailing and services. Common stock of Berkshire Hathaway is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

ABOUT 3G CAPITAL

3G Capital is a global investment firm focused on long-term value, with a particular emphasis on maximizing the potential of brands and businesses. The firm and its partners have a strong history of generating value through operational excellence, board involvement, deep sector expertise and an extensive global network. 3G Capital works in close partnership with management teams at its portfolio companies and places a strong emphasis on recruiting, developing and retaining top-tier talent. 3G Capital’s main office is in New York City. For more information on 3G Capital, please go to http://www.3g-capital.com.

Media and Investor Contacts:	The Kraft Foods Group Russ Dyer (media) +1 (847) 646-4538 news@kraftfoods.com Christopher Jakubik, CFA (investors) +1 (847) 646-5494 ir@kraftfoods.com	H.J. Heinz Company Michael Mullen Senior Vice President of Corporate & Government Affairs +1 (412) 456-5751 michael.mullen@us.hjheinz.com

Forward-Looking Statements

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, anticipated future financial and operating performance and results, including estimates for growth. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, the expected timing and likelihood of completion of the pending merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending merger that could reduce anticipated benefits or cause the parties to abandon the transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that Kraft shareholders may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Kraft’s common stock, and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Kraft and Heinz to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies, and other factors. All such factors are difficult to predict and are beyond our control. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between Kraft and Heinz. In connection with the proposed transaction, Heinz intends to file a registration statement on Form S-4, containing a proxy statement/prospectus (the “S-4”) with the Securities and Exchange Commission (“SEC”). This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Heinz or Kraft may file with the SEC or send to shareholders in connection with the proposed transaction. SHAREHOLDERS OF KRAFT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain copies of the S-4, including the proxy statement/prospectus, and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by Kraft will be made available free of charge on Kraft’s website at http://www.kraftfoodsgroup.com/. Copies of documents filed with the SEC by Heinz will be made available free of charge on Heinz’s website at http://www.heinz.com/.

Participants in Solicitation

Kraft and its directors and executive officers, and Heinz and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Kraft common stock in respect of the proposed transaction. Information about the directors and executive officers of Kraft is set forth in the proxy statement for Kraft’s 2015 Annual Meeting of Shareholders, which was filed with the SEC on March 18, 2015. Information about the directors and executive officers of Heinz will be set forth in the S-4. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.